THE DIRECTOR (R) (COUNTRYWIDE EXCEPT NY) U.S.P.S.-FIRST CLASS The Hartford - IPS OR EXPRESS-MAIL TO: P.O. Box 5085 CW REQUEST FOR THE DIRECTOR Hartford, CT 06102-5085 VARIABLE ANNUITY [Logo] THE HARTFORD ------------------------------------------- PRIVATE EXPRESS MAIL: The Hartford - IPS Hartford Insurance Company 200 Hopmeadow Street Hartford Life and Annuity Insurance Company Simsbury, CT 06089 ______________________________________________________________________________________________________1. CONTRACT OWNER Ownership Type: _| Individual |_| Trust |_| CRT |_| UGMA |_|UTMA |_| NRA |_| Corporation |_| Other______ |_| Mr. |_| Mrs. |_| Ms. SEX: |_|M |_|F U.S. CITIZEN: |_|Yes |_|No ______________________________________________________________________________________________________First Name MI Last Name ______________________________________________________________________________________________________Additional Owner Information (e.g., Name of Trust/Corporation) Email Address ______________________________________________________________________________________________________Social Security Number/TIN Date of Birth Daytime Telephone Number / / ______________________________________________________________________________________________________Street Address City State ZIP ______________________________________________________________________________________________________2. JOINT CONTRACT OWNER (If any) Date of Birth Social Security Number/TIN |_| Mr. |_| Mrs. |_| Ms. SEX: |_| M |_| F U.S. CITIZEN: |_| Yes |_| / / - - ______________________________________________________________________________________________________First Name MI Last Name Relationship to Contract Owner ______________________________________________________________________________________________________3. ANNUITANT (If different from Contract Owner) Date of Birth Social Security Number/TIN |_| Mr. |_| Mrs. |_| Ms. SEX: |_| M |_| F / / - - ______________________________________________________________________________________________________First Name MI Last Name Daytime Telephone Number ______________________________________________________________________________________________________Street Address City State ZIP ______________________________________________________________________________________________________4. CONTINGENT ANNUITANT (If applicable) Date of Birth Social Security Number/TIN |_| Mr. |_| Mrs. |_| Ms. SEX: |_| M |_| F / / - - ______________________________________________________________________________________________________ First Name MI Last Name ______________________________________________________________________________________________________5. BENEFICIARY(IES) (Unless indicated otherwise, proceeds will be divided equally. Please attach a separate sheet to add additional beneficiaries.) ______________________________________________________________________________________________________|_| Primary % Relationship to Contract Owner Date of Birth Social Security Number/TIN / / - - ______________________________________________________________________________________________________First Name MI Last Name ______________________________________________________________________________________________________ |_| Primary |_| Contingent Relationship to Contract Owner Date of Birth Social Security Number/TIN % / / - - ______________________________________________________________________________________________________First Name MI Last Name ______________________________________________________________________________________________________6. DEATH BENEFIT ELECTION (REQUIRED-- SELECT ONE ONLY)* |_| ASSET PROTECTION* Available to all eligible purchasers at no additional charge. This benefit will be issued if one is not elected. |_| PREMIUM PROTECTION* Available to purchasers age 75 or younger (oldest of Owners and Annuitant) at no additional charge. If elected, your beneficiaries will NOT receive the Asset Protection Death Benefit. *IF A DEATH BENEFIT IS NOT ELECTED, THE ASSET PROTECTION DEATH BENEFIT WILL BE ISSUED. REFER TO THE PROSPECTUS FOR COMPLETE DETAILS. ______________________________________________________________________________________________________7. OPTIONAL DEATH BENEFIT ELECTION |_| MAV/EPB Available to purchasers age 75 or younger (oldest of Owners and Annuitant). There will be an additional charge on a daily basis that is equal to an annual charge of 0.30%. Refer to the prospectus for complete details. ______________________________________________________________________________________________________8. |_| PRINCIPAL FIRST PLEASE REFER TO THE PROSPECTUS FOR COMPLETE DETAILS REGARDING PRINCIPAL FIRST. (0.35% charge during the accumulation phase.) ______________________________________________________________________________________________________APP03HLI-D THE DIRECTOR (COUNTRYWIDE EXCEPT NY) Order #: XXX Page 1 of 3 ______________________________________________________________________________________________________

9. PURCHASE PAYMENT (Make check payable to LIFE INSURANCE COMPANY) Monies remitted via: |_| Check |_| Wire |_| 1035(a) Exhanges |_| Transfer/Rollover $___________ ______________________________________________________________________________________________________10. PLAN PAYMENT TYPE (Complete Section A or B) A. NON QUALIFIED |_| Initial Purchase |_| 1035(a) Tax-Free Exchange Cost Basis $___________ (please provide Cost Basis) ______________________________________________________________________________________________________B. QUALIFIED |_| New Contribution |_| Transfer |_| Rollover Contribution for tax year___________ ______________________________________________________________________________________________________INDIVIDUALLY OWNED EMPLOYER PLAN - ALLOCATED ______________________________________________________________________________________________________|_| Traditional IRA |_| Roth IRA |_| SEP IRA |_| 401(k) |_| 401(a) |_| Keogh/HR-10 |_| Custodial IRA |_| 403(b) |_| SIMPLE IRA (Non-DFI only) |_| Other: ______________________________________________________________________________________________________11. RATE LOCK - 90 DAY FIXED ACCUMULATION FEATURE/DCA PLUS/1035(A) EXCHANGE/TRANSFER RATE LOCK |_| Yes________% ESTIMATED DOLLAR AMOUNT $_______ |_| FIXED ACCOUNT |_| DCA 6-MONTH |_| DCA 12-MONTH IF RATE LOCK IS NOT SELECTED, THE RATE WILL BE DETERMINED WHEN THE HARTFORD RECEIVES THE FUNDS. ______________________________________________________________________________________________________12. INVESTMENT SELECTION The invested amount will be allocated as selected here. If choosing an Asset Allocation Program or Dollar Cost Averaging Program, complete the appropriate enrollment form. PLEASE NOTE: Whole percentages only. %
%
[Hartford Advisers HLS Fund                     Hartford International Small Company HLS Fund Hartford Bond HLS Fund                         Hartford MidCap Value HLS Fund
Hartford Capital Appreciation HLS Fund                 Hartford Money Market HLS Fund
Hartford Dividend and Growth HLS Fund                 Hartford Mortgage Securities HLS Fund
Hartford Focus HLS Fund                         Hartford SmallCap Growth HLS Fund
Hartford Global Advisers HLS Fund                 Hartford Small Company HLS Fund
Hartford Global Communications HLS Fund             Hartford Stocl HLS Fund
Hartford Global Financial Services HLS Fund             Hartford U.S. Govenment Securities HLS Fund Hartford Global Helat HLS Fund                     Hartford Value HLS Fund
Hartford Global Leaders HLS Fund                 Hartford Value Opportunities HLS Fund]
Hartford Global Technology HLS Fund                 Fixed Accumulation Feature*
Hartford Growth HLS Fund                     DCA Plus 6-Montj Transfer Program*
Hartford Growth and Income HLS Fund                 DCA Plus 12-Month Transfer Program*
Hartford High Yield HLS Fund
Hartford Index HLS Fund
Hartford Int'l. Capital Appreciation HLS Fund
Hartford International Opportunitoes HLS Fund             Total 100%

                                *Subject to state availability. ______________________________________________________________________________________________________13. SPECIAL REMARKS ______________________________________________________________________________________________________ ______________________________________________________________________________________________________ ______________________________________________________________________________________________________ ______________________________________________________________________________________________________ ______________________________________________________________________________________________________ ______________________________________________________________________________________________________ ______________________________________________________________________________________________________ ______________________________________________________________________________________________________ ______________________________________________________________________________________________________ ______________________________________________________________________________________________________ ______________________________________________________________________________________________________ ______________________________________________________________________________________________________APP03HLI-D THE DIRECTOR (COUNTRYWIDE EXCEPT NY) Order #: XXX Page 2 of 3

                                Owner SSN/TIN____________________________
14. OWNER(S) ACKNOWLEDGEMENTS
Will the annuity applied for replace one or more existing annuity or life insurance contracts?
|_| No |_| Yes - If yes, please explain in "Special Remarks," Section 13.
Have you purchased another deferred annuity issued by The Hartford during the current calendar year? |_| No |_| Yes
NOT FDIC/NCUA INSURED         MAY LOSE VALUE         NO BANK GUARANTEE
                                [Not FDIC GRAPHIC] [Not Bank GRAPHIC]
NOT A DEPOSIT             NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

THE FOLLOWING STATES REQUIRE INSURANCE APPLICANTS TO ACKNOWLEDGE A FRAUD WARNING STATEMENT. PLEASE REFER TO THE FRAUD WARNING STATEMENT FOR YOUR STATE AS INDICATED BELOW.

CHECK THE APPROPRIATE BOX PERTAINING TO YOUR RESIDENT STATE, SIGN AND DATE AT THE BOTTOM OF THIS SECTION.

|_| NAIC MODEL FRAUD STATEMENT: Any person who     |_| NEW JERSEY: Any person who includes any false or knowingly presents a false or fraudulent claim for          misleading information on an application for an insur- payment of a loss or benefit or knowingly presents          ance policy is subject to criminal and civil penalties.
false information in an application for insurance is guilty
of a crime and may be subject to fines and              |_| FLORIDA: Any person who knowingly and with intent confinement in prison.                     to injure, defraud or deceive any insurer files a
statement of claim or an application containing any
|_| ARIZONA/ARKANSAS/COLORADO/KENTUCKY/MAINE/ false, incomplete or misleading information is guilty
NEW MEXICO/OHIO/OKLAHOMA/PENNSYLVANIA/ of a felony of the third degree.
TENNESSEE:
It is a crime to knowingly provide false,
incomplete or misleading information to an insurance
company for the purpose of defrauding the company.
Penalties may include imprisonment, fines or a denial
of insurance benefits.

I/we hereby represent my/our answers to the above questions to be true and correct to the best of my/our knowledge and belief. I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

|_| RECEIPT OF A VARIABLE ANNUITY AND FUND PROSPECTUS IS HEREBY ACKNOWLEDGED. If not checked, the appropriate prospectus will be mailed to you.

Signed at:______________________ ________ ___/___/____
        City State* Date
___________________________________________________________
Contract Owner Signature (Trustee/Custodian, if applicable) Joint Contract Owner Signature (If applicable)

* IF THE STATE ABOVE IS DIFFERENT THAN RESIDENCE STATE, PLEASE SUBMIT A CONTRACT SITUS FORM. ______________________________________________________________________________________________________15. REGISTERED REPRESENTATIVE ACKNOWLEDGEMENTS
Do you, as agent, have reason to believe the contract requested _____________________________________________ for will replace existing annuities or insurance? |_| Yes |_| No             Licensed Agent Signature ______________________________________________________________________________________________________First Name MI Last Name ______________________________________________________________________________________________________Broker/Dealer Broker/Dealer Street Address City State ZIP ______________________________________________________________________________________________________Business Telephone Number Fax Number Licensed Agent SSN - - ______________________________________________________________________________________________________Select Program*: |_| A |_| B |_| C         Broker/Dealer Client Account Number License I.D. (Florida Agents Only)
*CONTACT YOUR BACK OFFICE FOR PROGRAM INFORMATION. _____________________________________ (OPTION IS IRREVOCABLE) APP03HLI-D THE DIRECTOR (COUNTRYWIDE EXCEPT NY) Order #: XXX Page 3 of 3